Exhibit 99.1

Midwest Air Group, Inc.

6744 South Howell Avenue

Oak Creek, Wisconsin  53154

414-570-4000

www.midwestairlines.com

Traded: AMEX (MEH)

Media Inquiries: Randall Smith, 414-570-3665 (o), 816-516-2051 (c) or Randall.Smith@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

October 10, 2007

MIDWEST AIR GROUP REPORTS SEPTEMBER PERFORMANCE

Milwaukee, Wisconsin, October 10, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported September performance data for Midwest Airlines and Midwest Connect.

Midwest Air Group, Inc. -- Performance Report
					Nine Months Ended
	September				September 30,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	355,427	296,159	20.0		3,606,417	3,081,873	17.0
Scheduled Service Available Seat Miles (000s)	513,110	416,498	23.2		4,578,318	4,002,063	14.4
Total Available Seat Miles (000s)	516,697	419,304	23.2		4,607,958	4,049,812	13.8
Load Factor (%)	69.3%	71.1%	(1.8)	pts.	78.8%	77.0%	1.8	pts.
Revenue Yield (estimate)	$0.1463	$0.1471	(0.6)		$0.1392	$0.1432	(2.8)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1013	$0.1046	(3.1)		$0.1096	$0.1102	(0.6)
Total Revenue per Total ASM (estimate)	$0.1140	$0.1177	(3.1)		$0.1222	$0.1225	(0.3)
Number of Flights	10,189	8,697	17.2		88,502	82,994	6.6
Into-plane Fuel Cost per Gallon (estimate)	$2.10	$2.22	(5.4)		$2.11	$2.19	(3.4)

Midwest Airlines Operations
Origin & Destination Passengers	268,249	269,762	(0.6)		2,938,894	2,727,783	7.7
Scheduled Service Revenue Passenger Miles (000s)	301,889	275,359	9.6		3,265,247	2,884,271	13.2
Scheduled Service Available Seat Miles (000s)	429,123	385,559	11.3		4,091,797	3,713,988	10.2
Total Available Seat Miles (000s)	432,710	388,366	11.4		4,121,437	3,761,370	9.6
Load Factor (%)	70.4%	71.4%	(1.0)	pts.	79.8%	77.7%	2.1	pts.
Revenue Yield (estimate)	$0.1244	$0.1304	(4.6)		$0.1230	$0.1275	(3.5)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.0875	$0.0931	(6.0)		$0.0981	$0.0990	(0.9)
Total Revenue per Total ASM (estimate)	$0.1031	$0.1082	(4.7)		$0.1128	$0.1132	(0.4)
Average Passenger Trip Length (miles)	1,125	1,021	10.3		1,111	1,057	5.1
Number of Flights	4,238	4,300	(1.4)		41,951	40,336	4.0
Into-plane Fuel Cost per Gallon (estimate)	$2.09	$2.21	(5.6)		$2.11	$2.18	(3.3)

-MORE-

Midwest Connect Operations
Origin & Destination Passengers	124,305	64,447	92.9		899,640	625,333	43.9
Scheduled Service Revenue Passenger Miles (000s)	53,537	20,801	157.4		341,170	197,602	72.7
Scheduled Service Available Seat Miles (000s)	83,987	30,939	171.5		486,521	288,075	68.9
Total Available Seat Miles (000s)	83,987	30,939	171.5		486,521	288,442	68.7
Load Factor (%)	63.7%	67.2%	(3.5)	pts.	70.1%	68.6%	1.5	pts.
Revenue Yield (estimate)	$0.2695	$0.3683	(26.8)		$0.2942	$0.3719	(20.9)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1718	$0.2476	(30.6)		$0.2063	$0.2551	(19.1)
Total Revenue per Total ASM (estimate)	$0.1841	$0.2783	(33.8)		$0.2263	$0.2861	(20.9)
Average Passenger Trip Length (miles)	431	323	33.4		379	316	20.0
Number of Flights	5,951	4,397	35.3		46,551	42,658	9.1
Into-plane Fuel Cost per Gallon (estimate)	$2.13	$2.25	(5.3)		$2.13	$2.23	(4.6)

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

This performance report includes operating statistics for the 50-seat regional jet fleet operated by SkyWest Airlines, affecting year-over-year comparisons for Midwest Air Group and Midwest Connect. That service, which launched April 1, 2007, has allowed for the opening of new markets as well as the conversion to Midwest Connect of some flights previously flown by Midwest Airlines.

Readers of Travel+Leisure named Midwest Airlines “Best Domestic Airline” in the magazine’s 2007 World’s Best Awards competition. The airline features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 52 cities. More information is available at http://www.midwestairlines.com.

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